Exhibit 99.1
News From
Buena, NJ 08310
Release Date: September 18, 2017

Contact:	Jenniffer Collins
Teligent, Inc.
(856) 697-4379

www.teligent.com

TELIGENT, INC. APPOINTS THOMAS J. SABATINO, JR. TO BOARD OF DIRECTORS

BUENA, NJ – (GlobeNewswire) – Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced it has appointed Thomas J. Sabatino, Jr. to its Board of Directors. Mr. Sabatino will also serve on the Company’s Audit Committee.

Jason Grenfell-Gardner, President and CEO of the Company, commented, "We are excited that Tom has agreed to join our Board of Directors. His extensive experience in the various aspects of the pharmaceutical industry, including experience in manufacturing, wholesale and retail distribution, as well as his most recent experience on the payor side of the business, will be a valuable asset to Teligent and its Board of Directors.” Mr. Grenfell-Gardner continued, “We look forward to working with Tom, as we continue to execute our TICO strategy, focused on the topical, injectable, complex and ophthalmic generic pharmaceutical markets.”

Mr. Sabatino is currently Executive Vice President and General Counsel of Aetna. He is the Chief Legal Officer of the company with worldwide responsibility for leading its legal operations, including formulating corporate legal policy. In addition, he oversees the Corporate Secretary and Compliance functions. He is a member of the Executive Committee, the senior governing body of the Company.

Mr. Sabatino joined Aetna from Hertz Global Holdings, Inc., where he served as Senior Executive Vice President, Chief Administrative Officer and General Counsel. He joined Hertz in 2015 after serving as Executive Vice President, Global Legal and Chief Administrative Officer of Walgreens Boots Alliance. Previously, in 2010, Mr. Sabatino was Executive Vice President and General Counsel of UAL Corporation and United Airlines, Inc., and was Executive Vice President and General Counsel of Schering-Plough Corporation from 2004 through 2009. He also has held General Counsel positions at Baxter International and American Medical International.

Mr. Sabatino earned his law degree from the University of Pennsylvania and his undergraduate degree from Wesleyan University in Connecticut.

About Teligent, Inc.
Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.